Exhibit 10.1

Amendment No. 5 to
Employment Agreement

This Amendment No. 5 shall modify the terms of the Employment Agreement dated June 30, 2005, as amended, (“Agreement”) between Intelligroup, Inc. (the “Company”) and Vikram Gulati (the “Executive”). This Amendment No. 5 shall be effective as of July 1, 2009 (the “Amendment Effective Date”). Except as expressly set forth below all other terms and conditions in the Agreement remain in full force and effect.

1.	“Section 2. Term of Agreement” of the Agreement is hereby amended by replacing “four (4) years” with “five (5) years.”

IN WITNESS WHEREOF, the parties hereto have executed the Amendment No. 5 as of July 21, 2009.

/s/ Vikram Gulati	/s/ Alok Bajpai
Executive – Vikram Gulati	Intelligroup, Inc.

Name:	Alok Bajpai
Title:	CFO, Treasurer and Secretary